Exhibit 23.2

We hereby consent to the incorporation by reference in this Registration Statement our report dated April 3, 2008, except for Note 15, as to which the date is September 3, 2008 relating to our audits of the financial statements of Wanzek Construction, Inc. as of December 2007 and 2006, and for each of the years ended December 31, 2007, 2006 and 2005 included in exhibit 99.3 of the Form 8-K filed on October 6, 2008 by MasTec, Inc.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Eide Bailly LLP

Fargo, North Dakota

April 2, 2009